UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2016

RELYPSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36184	26-0893742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 421-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 7, 2016, Relypsa, Inc. (the “Company”) entered into Amendment No. 1 to the Manufacturing and Supply Agreement (the “Amendment”) with DPx Fine Chemicals Austria GMBH & CO KG (formerly known as DSM Fine Chemicals Austria GMBH & CO KG) (“Patheon”) to amend that certain Manufacturing and Supply Agreement, effective as of May 14, 2014 (the “Agreement”) between the parties. The Amendment extends the term of the Agreement for two years until May 14, 2023, unless earlier terminated pursuant to the terms of the Agreement, and provides for an increase in the Company’s purchasing commitment under the Agreement in exchange for Patheon’s agreement to purchase, install and qualify certain new equipment in Patheon’s production facility, at no cost or expense to the Company, to meet its obligations under the Agreement.

The foregoing description of the material terms of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2016. The Company intends to seek confidential treatment for certain portions of the Amendment pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2016	RELYPSA, INC.

	By:	/s/ Ronald A. Krasnow
Senior Vice President and General Counsel